                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                  U.S. VISION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

   LOGO
U.S. VISION



                                                             May 15, 1998






Dear Stockholders:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of U.S. Vision, Inc. which will be held on June 16, 1998, at 10:00 a.m., Eastern Daylight Time, at the Regency Palace Hotel, Rt. 73 at Fellowship Road, Mt. Laurel, New Jersey. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company.


Sincerely,

/s/ William A. Schwartz, Jr.
----------------------------------
William A. Schwartz, Jr.
Chairman of the Board, President and Chief Executive Officer








                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

  LOGO
U.S. VISION



                            -------------------------

                    Notice of Annual Meeting of Stockholders
                      To Be Held on Tuesday, June 16, 1998

                            -------------------------


To Our Stockholders:

You are hereby notified that the annual meeting (the "Meeting") of the stockholders of U.S. Vision, Inc. (the "Company") will be held at the Regency Palace Hotel, Rt. 73 at Fellowship Road, Mt. Laurel, New Jersey, on June 16, 1998, at 10:00 a.m., Eastern Daylight Time, for the following purposes as more fully described in the following pages of the proxy statement, which are made a part of this notice:

        1. To consider and vote on a proposal to elect William A. Schwartz, Jr., Dennis J. Shaughnessy, J. Roger Sullivan, Jr., Richard K. McDonald, E. Theodore Stolberg, G. Kenneth Macrae, David M. Tracy and Peter M. Troup as directors of the Company to serve until the Annual Meeting of Stockholders in 1999 or until their successors are duly elected and qualified;

        2. To ratify the selection of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending January 31, 1999; and

        3. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only the stockholders of record at the close of business on April 27, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

The Company desires your presence at the Meeting. However, so that the Company may be certain that your shares are represented and voted in accordance with your wishes, please mark, date, sign and return the enclosed proxy in the enclosed return envelope (requiring no postage if mailed in the United States) as promptly as possible to assure representation of your shares and a quorum at the Meeting. If you attend the Meeting, you may revoke your proxy and vote in person.

                                   By Order of the Board of Directors,

                                   /s/ George E. McHenry, Jr.
                                   -----------------------------------
                                   George E. McHenry, Jr.
                                   Senior Vice President, Finance, Chief
                                   Administrative Officer and Secretary


Glendora, New Jersey
May 15, 1998

                                U.S. VISION, INC.
                                 1 Harmon Drive
                           Glendora, New Jersey 08029



                                 PROXY STATEMENT
                                       for
                               1998 ANNUAL MEETING
                                  to be held on
                                  June 16, 1998


                                  SOLICITATION

This Proxy Statement and accompanying form of proxy are being mailed to stockholders commencing on or about May 15, 1998, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of U.S. Vision, Inc., a Delaware corporation ("USVI" or the "Company"), of proxies from the holders of the Company's common stock, $.01 par value (the "Common Stock").

Such proxies are to be used at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Regency Palace Hotel, Rt. 73 at Fellowship Road, Mt. Laurel, New Jersey on June 16, 1998 at 10:00 a.m.. Eastern Daylight Time, as set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment thereof, for the purposes set forth in the Notice. Management is not currently aware of any matters other than those referenced in this Proxy Statement that will be presented for action at the Meeting.

                          RECORD DATE AND VOTING STOCK

Only stockholders of record at the close of business on Monday, April 27, 1998 (the "Record Date") will be entitled to vote on matters presented at the Meeting or any adjournments thereof. As of the Record Date, the Company's outstanding voting securities consisted of 7,761,544 shares of Common Stock. Under the Company's Certificate of Incorporation, each share of Common Stock is entitled to one vote on each of the proposals specified in the Notice of Meeting.

The holders of a majority of the Common Stock, whether or not present in person or represented by proxy, shall constitute a quorum for the Meeting and for action on such matters. Votes are counted and the count is certified by an inspector of election. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals other than the election of directors. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

In the election of directors, stockholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in the Proxy Statement. Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of auditors. Regarding the election of directors, you have three choices: by checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group;
(ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group, except the nominee you identify in the appropriate area. See "Election of Directors."

All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares of stock represented thereby will be voted (i) FOR the election as directors of the nominees listed herein, (ii) FOR the ratification of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending January 31, 1999 and (iii) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Meeting and voting in person.

The Annual Report to Stockholders for the fiscal year ended January 31, 1998, will be mailed to each stockholder entitled to vote at the Meeting with the mailing of this Proxy Statement. The Annual Report is not a part of the proxy solicitation material.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies in person or by telephone. The Company will also reimburse brokers or other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

                        Proposal 1. ELECTION OF DIRECTORS

The Board of Directors has proposed eight nominees for election as directors to serve for the coming year and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

William A. Schwartz, Jr., 56, has served as the President, Chief Executive Officer and Chairman of the Board of the Company and its predecessors since 1967. He is a member of the Company's Executive Committee and Compensation Committee. Mr. Schwartz has been involved in the optical retail industry for more than 30 years.

Dennis J. Shaughnessy, 51, has been a Director of the Company since 1994. He is a member of the Company's Compensation Committee and Stock Option Committee. Since September 1989, Mr. Shaughnessy has served as the Managing Director, Treasurer and Director of Grotech Capital Group, Inc., the general partner of Grotech Partners III, L.P., Grotech III Companion Fund, L.P. and Grotech III Pennsylvania Fund, L.P.; and Managing Director, Treasurer and Director of Grotech Capital Group IV, Inc., the general partner of Grotech Partners IV, L.P. He served as the President and Chief Executive Officer of CRI International, Inc. from 1985 to September 1989. Mr. Shaughnessy currently serves on the Board of Tesseco Technologies, Inc., Secure Computing, Inc. and Forensic Technologies, Inc.

J. Roger Sullivan, Jr., 55, has been a Director of the Company since 1994. He is a member of the Company's Audit Committee. Since March 1994, Mr. Sullivan has served as a special partner of Grotech Capital Group, Inc., the general partner of Grotech Partners III, L.P. and Grotech Capital Group IV, Inc., the general partner of Grotech Partners IV, L.P. From 1993 to March 1994, he was self employed as a consultant. From 1979 to 1992 he served as a Senior Vice President of First National Bank of Maryland.

Richard K. McDonald, 51, has been a Director of the Company since 1994. He is a member of the Company's Executive Committee and Audit Committee. Since 1988, Mr. McDonald has served as the President and Director of Constitutional Capital Corporation, a general partner of M&M General Partnership and a general partner of RKM Investment Company, the general partner of Constitution Partners I, L.P. From 1990 to 1993, he served as a Senior Vice President of Westinghouse Credit Corporation.

E. Theodore Stolberg, 49, has been a Director of the Company since 1994. Mr. Stolberg is a partner and founder of Stolberg Meehan and Scano, a private equity investment and advisory firm. Prior to founding Stolberg, Meehan and Scano, Mr. Stolberg was a co-managing partner of Weiss Peck and Greer's Private Equity Investment Group and was a specialist in merger and acquisition activities at the First Boston Corporation.

G. Kenneth Macrae, 69, has been a Director of the Company since 1990. He is a member of the Company's Executive Committee, Compensation Committee and Stock Option Committee. Mr. Macrae is a consultant to Keystone Venture Capital Management Co., a venture capital firm in Philadelphia, Pennsylvania. Prior to serving as a consultant, Mr. Macrae was the President of Keystone Venture Capital Management Co. and the President and Director of KVM IV MCGP, Inc., the general partner of Keystone Venture IV Management Company, L.P., the general partner of Keystone IV, L.P. from 1983 to 1997. From 1983 to 1992, Mr. Macrae and certain of his affiliates failed to file timely ownership reports on Forms 3 and 4 and to file timely and amend promptly Schedules 13D. As a result, the Securities and Exchange Commission entered an order on August 17, 1993, pursuant to which Mr. Macrae and certain of his affiliates agreed to permanently cease and desist from committing or causing any violations of the requirements of Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and certain of the rules promulgated thereunder.

David M. Tracy, 73, has been a Director of the Company since 1994. Mr. Tracy has extensive experience in the textile and home furnishing industries, serving as the former Vice Chairman of J.P. Stevens and Co. and the past president of Fieldcrest Mills, Inc. Mr. Tracy currently serves on the board of International Executive Service Corps, Stonehill College, the Educational Foundation for the Fashion Industries and Decorative Home Accents. For the last three years, Mr. Tracy has been the Chairman of Calvin Klein Home, Inc. and the Vice Chairman of Decorative Home Accents. For the two years prior to serving in such capacities, Mr. Tracy was the Vice Chairman of Home Innovations, Inc. A petition under Chapter 11 of Title 11 of the United States Code was filed by Home Innovations, Inc. during fiscal 1997. A plan of reorganization was recently approved.

Peter M. Troup, 54, has been a Director of the Company since 1997. Since 1996, Mr. Troup has served as a management consultant to the retail industry. From 1994 to 1995 he served as the vice president of international marketing of E&J Gallo Winery. From 1991 to 1994, Mr. Troup was the general manager of Procter & Gamble's cosmetics and fragrances operations in the United Kingdom.

Board Meetings and Committees of the Board

The Board has a standing Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The principal responsibilities and membership of each committee are described below.

Executive Committee. The Executive Committee has the authority to exercise substantially all of the powers of the Board in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of Common Stock, modify the Company's Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. Regularly scheduled meetings of the Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Macrae, McDonald and Schwartz.
The committee held no meetings during fiscal 1997.

Audit Committee. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit Committee is also responsible for recommending the selection of the Company's independent public accountants. This committee is presently comprised of Messrs. McDonald and Sullivan. The committee met separately from the Board on one occasion during fiscal 1997.

Compensation Committee. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Shaughnessy, Macrae and Schwartz. The committee did not meet separately from the Board during fiscal 1997.

Stock Option Committee. The Stock Option Committee administers the Company's existing stock option plan. This committee is presently comprised of Messrs. Shaughnessy and Macrae. The committee did not meet separately from the Board during fiscal 1997.

Compensation of the Company's Directors

The current policy of the Company is to pay each director who is not also an officer or employee of the Company, an annual fee of $15,000 for preparing for and attending meetings of directors and committees. While directors do not receive additional compensation for attending meetings, the Company will pay ordinary and necessary out-of-pocket expenses for directors to attend Board and committee meetings. Directors who are officers or employees of the Company receive no fees for service on the Board or committees thereof.

The Company's new policy on director compensation will be to pay each director who is not an employee of the Company an annual grant of $15,000 of the Company's Common Stock (the "Annual Grant"). The number of shares to be issued to each eligible director shall be determined by dividing $15,000 by the last reported bid price of the Company's Common Stock as reported on Nasdaq on the date of each annual meeting. The Annual Grant will customarily occur on the date of the Company's annual meeting. The purpose of using stock as director compensation is to encourage the ownership of Common Stock by the outside directors upon whose judgment and ability the Company depends for its long term growth and development, and to provide an effective and economic manner of compensating outside directors. This is intended to promote a close identity of interest among the Company, the outside directors and the stockholders, and to provide a further means to attract and retain outstanding board members.

The Company has also granted options to acquire Common Stock to directors who are not employed, affiliated with or 5% stockholders of the Company. In fiscal 1997, Mr. Tracy received options to acquire 11,111 shares of Common Stock and in fiscal 1995, received options to acquire 16,250 shares of Common Stock. Mr. Troup received options to acquire 22,222 shares of Common Stock.

The Board met on five occasions during fiscal 1997. Each director attended 100% of (i) the total number of meetings of the Board held during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served.

                            MANAGEMENT OF THE COMPANY


Name                               Age   Position
----                               ---   ---------
William A. Schwartz, Jr.........   56    President, Chief Executive Officer and
                                         Chairman of the Board
George T. Gorman................   46    President, Retail
Gayle E. Schmidt................   45    Executive Vice President, Manufacturing
George E. McHenry, Jr...........   45    Senior Vice President, Finance, Chief
                                         Administrative Officer and Secretary
Kathy G. Cullen.................   33    Senior Vice President and Chief
                                         Financial Officer

-------------------------------------------------------------------------------

William A. Schwartz, Jr., has served as the President, Chief Executive Officer and Chairman of the Board of the Company and its predecessors since 1967. Mr. Schwartz has been involved in the optical retail industry for more than 30 years. Mr. Schwartz is married to Ms. Schmidt.

George T. Gorman has served as the President, Retail of the Company since February 1998. From September 1996 to January 1998, he served as the Executive Vice President, Retail of the Company. From 1974 until joining the Company, Mr. Gorman was a senior retail officer with Strawbridge & Clothier, a full line department store.

Gayle E. Schmidt has served as the Executive Vice President, Manufacturing of the Company since 1990. From 1970 to 1990, Ms. Schmidt served in various managerial capacities of the Company. Ms. Schmidt is married to Mr. Schwartz.

George E. McHenry, Jr. has served as the Senior Vice President, Finance, Chief Administrative Officer and Secretary of the Company since February 1998. From 1987 to January 1998, he served as the Company's Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company, Mr. McHenry was employed as an accountant by the firms of Touch Ross & Co. (now Deloitte & Touche) and Main Hurdman (now KPMG Peat Marwick) from 1974 to 1987.

Kathy G. Cullen has served as the Chief Financial Officer of the Company since February 1998. From 1992 to January 1998, she served as Vice President, Finance and Chief Accounting Officer of the Company. Prior to joining the Company, Ms. Cullen was employed as an accountant by Coopers & Lybrand.

                          Ownership of Common Stock by
                    Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 1, 1998, by (i) each director and director nominee who beneficially owns Common Stock and certain of the Company's executive officers, (ii) all of the Company's directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of May 1, 1998.

The number of shares of the Common Stock beneficially owned by each individual set forth below is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the Company's Common Stock set forth in the table below:

Name of Beneficial Owner
------------------------
Directors and Nominees for Directors                     Number of Shares                     Percentage of
(including those who are also Executive                 Beneficially Owned                 Outstanding Shares
Officers):                                              ------------------                 ------------------
    William A. Schwartz, Jr.....................             288,925(1)                            3.6%
    Dennis J. Shaughnessy.......................           1,949,335(2)                           25.1%
    J. Roger Sullivan, Jr.......................           1,949,335(2)                           25.1%
    Richard K. McDonald.........................             737,254(3)                            9.5%
    E. Theodore Stolberg........................           1,522,931(4)                           19.6%
    G. Kenneth Macrae...........................             511,668(5)                            6.6%
    David M. Tracy..............................              19,954(6)                              *
    Peter M. Troup..............................               7,407(7)                              *
Executive Officers:
    George T. Gorman............................               5,222(8)                              *
    Gayle E. Schmidt............................              77,090(9)                              *
    George E. McHenry, Jr.......................              76,050(10)                             *
    Kathy G. Cullen.............................               4,355(11)                             *
    All Directors and Executive Officers as a
    Group (12) persons..........................           5,201,231(12)                          63.4%
Other:
    Grotech Partners IV, L.P.                                873,371(13)                          11.3%
    Stolberg Partners, L.P.                                1,522,931(14)                          19.6%
    Constitution Partners I, L.P.                            487,228(15)                           6.3%
    Keystone Ventures IV, L.P.                               487,293(16)                           6.3%

------------------------------
    * Indicates less than 1%.

 (1) Includes 228,735 shares issuable upon exercise of currently exercisable options. Mr. Schwartz is married to Ms. Gayle E. Schmidt and, accordingly, may be deemed to beneficially own the shares held by Ms. Schmidt.

 (2) The shares of Common Stock listed in Mr. Shaughnessy's and Mr. Sullivan's name are owned by Grotech Partners IV, L.P., Grotech Partners III, L.P., Grotech III Companion Fund, L.P. and Grotech III Pennsylvania Fund, L.P., each a limited partnership in which Mr. Shaughnessy and Mr. Sullivan serve as directors or officers of the respective general partners. Messrs. Shaughnessy and Sullivan disclaim beneficial ownership of these shares for all purposes.

 (3) A portion of the shares of Common Stock held in Mr. McDonald's name are owned by M&M General Partnership and Constitution Partners I, L.P., each a limited partnership in which Mr. McDonald serves as a director or officer of the respective general partners. Mr. McDonald disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

 (4) The shares of Common Stock listed in Mr. Stolberg's name are owned by Stolberg Partners, L.P., a limited partnership in which Mr. Stolberg serves as a director or officer of its general partner. Mr. Stolberg disclaims beneficial ownership of these shares.

 (5) The shares of Common Stock listed in Mr. Macrae's name are owned by Keystone Venture IV, L.P. and Keystone Venture II, L.P., limited partnerships in which Mr. Macrae serves as a director or officer of its general partner. Includes 22,945 shares of Common Stock issuable upon exercise of currently exercisable options. Mr. Macrae disclaims beneficial ownership of these shares.

 (6) Includes 19,954 shares are issuable upon the exercise of options exercisable at or within 60 days.

 (7) Includes 7,407 shares are issuable upon the exercise of options exercisable at or within 60 days.

 (8) All 5,222 shares are issuable upon the exercise of options exercisable at or within 60 days.

 (9) Includes 76,050 shares are issuable upon the exercise of options exercisable at or within 60 days. Ms. Schmidt is married to Mr. William
         A. Schwartz, Jr. and, accordingly, may be deemed to beneficially own the shares held by Mr. Schwartz.

(10) All 76,050 shares are issuable upon the exercise of options exercisable at or within 60 days.

(11) All 4,355 shares are issuable upon the exercise of options exercisable at or within 60 days.

(12) Includes 440,718 shares issuable upon the exercise of options exercisable at or within 60 days.

(13) The business address of Grotech Partners IV, L.P. is 9690 Deereco Road, Timonium, MD 21093.

(14) The business address of Stolberg Partners, L.P. is 767 Third Avenue, New York, NY 10017.

(15) The business address of Constitution Partners I, L.P. is 600 Grant Street, 57th Floor, USX Tower, Pittsburgh, PA 15219.

(16) The business address of Keystone Ventures IV, L.P. is 1601 Market Street, 25th Floor, Philadelphia, PA 19103.

                             Executive Compensation

The following table summarizes the compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (whose compensation exceeded $100,000 in fiscal 1997), collectively, the "Named Officers," for services rendered in all capacities to the Company during the fiscal years ended January 31, 1998, 1997, and the ten months ended January 31, 1996.


                           Summary Compensation Table

                                                                            Long-Term
                                                 Annual Compensation       Compensation
                                             -------------------------     ------------
                                                                            Securities
                                                                            Underlying
                                                                             Options/        All Other
                                                Salary          Bonus          SARs         Compensation
  Name and Principal Positions      Year          ($)           ($)             (#)           ($)(C)
  ----------------------------      ----        ------          -----      ------------     -------------
William A. Schwartz, Jr..........    1997       222,000          --             --               --
  President and                      1996       231,700        60,000         228,735            --
  Chief Executive Officer            1995       212,000         8,900           --               --

Gayle E. Schmidt.................    1997       161,200          --             --               --
  Executive Vice President,          1996       177,300        40,000          76,050          32,300
  Manufacturing                      1995       147,000          --             --               --

Reid V. Eikner(A)................    1997       161,200          --             --               --
  Executive Vice President           1996       162,100        40,000          76,050            --
                                     1995        33,900          --             --               --

George E. McHenry, Jr............    1997       152,200          --             --               --
  Senior Vice President, Finance,    1996       153,700        25,000          76,050          14,300
  Chief Administrative Officer       1995       151,000         6,500           --               --
  and Secretary

George T. Gorman(B)..............    1997       161,300          --             --               --
  President, Retail                  1996        55,700        15,000          15,665            --
                                     1995         --             --             --               --

--------------------

(A) The 1995 annual compensation for Mr. Eikner reflects less than a full year.

(B) The 1996 annual compensation for Mr. Gorman reflects less than a full year.

Option Grants in Fiscal 1997 to the Company's Executive Officers

The Company did not grant any options to acquire the Company's Common Stock to the Named Officer's during the fiscal year ended January 31, 1998.

Aggregate Option Exercises in Fiscal 1997 by the Company's Executive Officers

No options were exercised by the Named Officers during the fiscal year ended January 31, 1997. The following table provides information concerning unexercised options and the value of options held by the Named Officers at fiscal year-end measured in terms of the last reported bid price for the shares of the Company's Common Stock on January 31, 1998 ($9.625 as reported on Nasdaq).

             Aggregated Option Exercises in Fiscal 1997 And Year-end
                                  Option Values

                                                                      Value of Unexercised
                                       Number of                          in-the-Money
                                 Securities Underlying                     Options at
                                  Unexercised Options                   January 31, 1998
                                at January 31, 1998(#)                       (A)($)
                              -----------------------------       -----------------------------
           Name               Exercisable     Unexercisable       Exercisable     Unexercisable
           ----               -----------     -------------       -----------     -------------
William A. Schwartz, Jr.         228,735            --             442,602            --
Gayle E. Schmidt                  76,050            --             147,157            --
Reid V. Eikner                    76,050            --             147,157            --
George E. McHenry, Jr.            76,050            --             147,157            --
George T. Gorman                   5,221          10,444            10,103          20,209

-------------------------

(A) Market value of shares covered by in-the-money options on January 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements with Named Officers

The Company has employment agreements with the following executive officers:
William A. Schwartz, Jr., President and Chief Executive Officer; George T. Gorman, President, Retail; Gayle E. Schmidt, Executive Vice President Manufacturing; and George E. McHenry, Jr., Senior Vice President, Finance, Chief Administrative Officer and Secretary. The employment contracts provide for a guaranteed base salary and the right to be considered for such bonus programs as are adopted by the Board. All of the agreements were entered into in 1994, except that Mr. Gorman entered into his contract in 1996. The employment agreements of all of the individuals terminate in November 1998, except that Mr. Gorman's terminates in September, 1999. All of the contracts automatically renew annually if not terminated by either party. Under the terms of the agreements, the executive is entitled to salary continuation for the balance of the term of the employment agreement in the event that the contract is terminated by the Company other than for good cause. The severance due to such executive depends on the monthly salary at that time and the term of such severance period. The monthly salary for such executives is as follows: Mr. Schwartz -- $18,499; Mr. Gorman -- $13,438; Ms. Schmidt -- $15,099; and Mr. McHenry -- $12,680. Mr.
Gorman has a non-compete and non-solicitation agreement which limits his rights to seek competitive employment or hire away employees of the Company following the termination of his employment with the Company.

Report of Compensation Committee on Annual Executive Compensation

The Compensation Committee met informally several times during the year and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the Company and its subsidiary, Styl-Rite Optical Mfg. Co., Inc. ("Styl-Rite"), with fair compensation based on their responsibilities, and on the performance of the Company as a whole. Regarding the executive officers of Styl-Rite, however, their compensation is based on the performance of Styl-Rite as a whole.

The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas within the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

The Compensation Committee sets target earnings levels for the Company and Styl-Rite, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company's or Styl-Rite's earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable.

The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

Transactions with Management and Related Parties

On December 2, 1994, all of Westinghouse Credit Corporation's ("Westinghouse") interest in the Company was acquired by Royal Associates Acquisition Partnership, an entity created for the sole purpose of acquiring Westinghouse's interest in the Company ("RAA"). Following RAA's acquisition of Westinghouse's interest, which included over 80% of the Company's Common Stock and $19,350,000 of preferred stock and debt, RAA guaranteed loans to the Company and loaned additional funds to the Company. RAA was dissolved in fiscal 1995, and its ownership in the Company was transferred to its former partners. Messrs. Dennis
J. Shaughnessy, J. Roger Sullivan, Jr., E. Theodore Stolberg, Richard K. McDonald and G. Kenneth Macrae, all of whom are directors of the Company and are officers, directors or shareholders in one or more of the entities which were partners in RAA. The former partners of RAA agreed to guarantee a $3,600,000 overadvance on the Company's revolving line of credit until November 13, 1995. The guarantee was extinguished in January 1996, at which time the Company issued $7,200,000 of 12% subordinated debentures (the "Subordinated Debt") to a group of investors, which primarily consisted of the former RAA partners. The Subordinated Debt, the balance of which was approximately $8,837,000 as of July 31, 1997, was held by the following affiliates of directors in the amounts indicated: Grotech Partners IV, L.P. ($3,588,000); Keystone Ventures IV, L.P. ($753,000); Stolberg Partners, L.P. ($2,803,000); Richard K. McDonald ($460,000); and Constitution Partners I, L.P. ($897,000), and by the following non-affiliates; Penn Janney Fund, Inc. ($224,000) and Needham Capital Partners, L.P. ($112,000). See "Ownership of Common Stock by Certain Beneficial Owners and Management." The Company paid this debt in full with the proceeds of its initial public offering in December 1997.

Since 1990, the Company has leased a retail store and office space located in a 7,000 square foot building in Philadelphia, Pennsylvania, from a limited partnership in which William A. Schwartz, Jr., a director, the President and Chief Executive Officer of the Company and the general partner of such partnership, Gayle E. Schmidt, the Executive Vice President, Manufacturing of the Company and George E. McHenry, Jr., the Senior Vice President, Finance, Chief Administrative Officer and Secretary of the Company are limited partners, each of whom owns 10% of such limited partnership. The Company made payments to the partnership of $136,600 in each of fiscal 1995, 1996 and 1997. Management believes that the lease terms are comparable to those that could have been obtained pursuant to an arm's length transaction with unaffiliated parties.

The Company has a consulting arrangement with David M. Tracy, a director of the Company, pursuant to which Mr. Tracy receives compensation in the amount of $1,500 per day for consulting services rendered at the Company's request. During fiscal 1997, Mr. Tracy received $4,500 in compensation from the Company for consulting services rendered.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and 10% owners of Common Stock of the Company to file reports of beneficial ownership of the Company's Common Stock and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% owners are also required by rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to the Company, or written representation that no year-end Form 5 filings were required for transactions occurring during fiscal 1997, the Company believes that its directors, officers and 10% owners of Common Stock of the Company complied with the Section 16(a) filing requirements applicable to them during fiscal 1997.

                             Stock Performance Graph

         The following performance graph compares the performance of the Company's Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Company's Peer Group Index") since December 2, 1997 (which is when the Company's Common Stock first traded publicly on the National Association of Securities Dealers, Inc. Automated Quotation System). The graph assumes that the value of the investment in the shares of the Company's Common Stock and in each index was $100 on December 2, 1997, and that all dividends were reinvested.

          The Company's Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the Company and the following companies which are engaged primarily in the retail optical business: Cole National Corporation, Luxottica, National Vision Associates, New West Eyeworks, Inc. and Sterling Vision.










                                    [GRAPH]













Total Return Analysis
                            12/2/97            12/31/97           1/31/98
-------------------------------------------------------------------------------
U.S. Vision, Inc.     o     $100.00             $ 98.61            $106.94
-------------------------------------------------------------------------------
Peer Group            *     $100.00             $102.77            $112.42
-------------------------------------------------------------------------------
Nasdaq Composite (US) #     $100.00             $ 97.81            $100.89
-------------------------------------------------------------------------------
Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from
        Bloomberg Financial Markets

         The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

          Proposal 2. Ratification of Selection of Independent Auditor

     The Board of Directors has approved and recommends the appointment of Ernst & Young LLP, certified public accountants to serve as independent auditor for the Company for the fiscal year ending January 31, 1999. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Approval will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented and entitled to vote at the Meeting. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

     Members of Ernst & Young LLP are expected to attend the Meeting and, if present, be available to answer appropriate questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Meeting if they desire to do so.

Required Affirmative Vote

     The affirmative vote of a majority of the outstanding Common Stock is required to ratify Ernst & Young LLP as independent auditor for the Company.

     The Board of Directors urges you to vote FOR the ratification of Ernst & Young LLP as independent auditor of the Company.

                                  Other Matters

     As of the date of this proxy statement, the Company knows of no other business that will be presented for consideration at the annual meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, then the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be submitted to the Company prior to January 13, 1999, to receive consideration for inclusion in the Company's 1999 proxy materials.

     Each person from whom a proxy is solicited can obtain a copy of the Company's annual report on Form 10-K for the year ended January 31, 1998, as filed with the Securities and Exchange Commission by sending a written request to the Company. Requests should be directed to Kathy G. Cullen, Chief Financial Officer, 1 Harmon Drive, Glendora, New Jersey 08029, and a copy will be sent to you at no charge, except for exhibits to the report.


                                        By Order of the Board of Directors,

                                        /s/ George E. McHenry, Jr.
                                        --------------------------------------
                                        George E. McHenry, Jr.
                                        Senior Vice President, Finance, Chief
                                        Administrative Officer and Secretary

                                                                  APPENDIX A


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                     PROXY
                               U.S. VISION, INC.


                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 16, 1998

The undersigned hereby constitutes and appoints William A. Schwartz, Jr. and George E. McHenry, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 1998 Annual Meeting of Stockholders of U.S. Vision, Inc. to be held on the 16th day of June 1998 (pursuant to the Notice of Annual Meeting dated May 1998, and accompanying proxy statement) and at any postponement or adjournment thereof, and to vote all of the shares of U.S. Vision, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

I. Election of directors FOR all nominees listed to the right (except as marked to the contrary)

                                                     For All
                For             Withheld             Except

                / /               / /                 / /

 INSTRUCTION: To withhold your vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list below.

William A. Schwartz, Jr., Dennis J. Shaughnessy, J. Roger Sullivan, Jr., Richard K. McDonald, E. Theodore Stolberg, G. Kenneth Macrae, David M. Tracy and Peter M. Troup.

II. Ratification of Ernst and Young LLP as independent auditor of the Company.

                 For             Against             Abstain

                / /               / /                 / /


III. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                For              Against             Abstain

                / /               / /                 / /

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         The Board of Directors recommends a vote "FOR" the directors and the proposal listed above.

                      SOLICITED ON BEHALF OF THE COMPANY
                    AND APPROVED BY THE BOARD OF DIRECTORS

   Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.

-------------------------------------------------------------------------------
Stockholder sign above               Co-holder (if any) sign above

Date
    ----------------------------

 o Detach above card, sign date and mail in postage paid envelope provided. o

  Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.